                                    Exhibit A


     Set forth below is the name, citizenship, address, position and present principal occupation of each of the directors and executive officers of Zuellig Group N.A., Inc.


                                Reporting Persons

                                                     Residence
                                                     or Business                          Position                Present
Name                         Citizenship             Address                              with the Issuer         Occupation
----                         -----------             -------                              ---------------         ----------
Peter Zuellig                Switzerland             The Zuellig Group                    Director               CEO
                                                     910-914 Jardine House
                                                     1 Connaught Place
                                                     Central
                                                     Hong Kong

Harvey L. Sperry             United States           Willkie Farr & Gallagher             Director               Attorney
                                                     787 Seventh Avenue
                                                     New York, NY 10023

Volker Wypyszyk              United States           2550 El Presidio Street              CO-CEO                 President-ZGNA
                                                     Long Beach, CA 90810                 Director

Ralph Heimann                United States           2550 El Presidio Street              CFO                    President-ZBI
                                                     Long Beach, CA 90810






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